SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):   January 30, 2004

SUMMIT SECURITIES, INC.

(Exact name of registrant as specified in its charter)

Idaho	1-16177	82-0438135

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

601 W. 1st Avenue, Spokane, Washington 99201
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (509) 838-3111

None

(Former name or former address, if change since last report)

ITEM 9. Regulation FD Disclosure
SIGNATURES

ITEM 9. Regulation FD Disclosure

The Registrant issued the following press release on January 30, 2004:

CONTACT: MARY KELLER
MARKET DEVELOPMENT & EXTERNAL AFFAIRS
(509) 835-2811

METROPOLITAN MORTGAGE & SECURITIES CO., INC. AND
SUMMIT SECURITIES, INC. ANNOUNCE ANTICIPATED
BANKRUPTCY REORGANIZATION

     Spokane, Washington. – January 30, 2004 – Metropolitan Mortgage & Securities Co., Inc. (AMEX: MPD.pr) and Summit Securities, Inc. (AMEX:SGM.pr) today jointly announced that the companies expect to file petitions for bankruptcy relief under Chapter 11 next week. The anticipated filing will permit the companies the opportunity to combine and reorganize their businesses through a “debt for equity plan” arrangement. That arrangement would provide the companies’ current creditors with substantially all of the ownership of the reorganized entity. The companies report they are encouraged by some preliminary discussions with representatives of the interests of holders of the companies’ debentures about the proposed plan, and believe a preliminary agreement on the terms of the plan could be reached shortly. The companies’ insurance company subsidiaries are not anticipated to be included in the filing and will continue normal operations.

     Management of both Metropolitan and Summit are firmly committed to using Chapter 11 to satisfy the companies’ obligations to their bondholders and creditors to the maximum extent possible. “The companies look forward to working with their bondholders and creditors to emerge from bankruptcy under a debt-for-equity plan as quickly as possible,” said Bill Smith, Metropolitan’s Chief Financial Officer. “Based on our recent discussions, we believe the creditors are supportive of our efforts to use the bankruptcy process to implement a consensual plan and take all necessary actions to protect and preserve the value of the companies’ operations and assets. The reorganization will also afford us with the opportunity to regain our financial health and focus and to allow the business to operate with the highest level of integrity.” The bankruptcy process should not have a detrimental effect on the companies’ insurance company subsidiaries, which are separate companies.

     The companies have been contacted by three law firms known to represent committees of bondholders: the Spokane firms of Randall & Danskin, P.S. and Southwell & O’Rourke, P.S. and the New York office of King & Spalding, LLP, an Atlanta based firm.

     This press release contains statements that are forward-looking within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and that actual results could differ materially as a result of known and unknown risks and uncertainties, including: various regulatory issues, the outcome of the anticipated Chapter 11 process, the outcome of current and future litigation concerning the companies, the outcome of discussions with representatives of the companies’ creditors, general economic conditions, future trends and other risks, uncertainties and factors disclosed in the Company’s filings with the Securities and Exchange Commission. Finally, there may be other results not mentioned above or included in the companies SEC filings that may cause actual results to differ materially from those projected in any forward-looking statement. You should not place undue reliance on any forward-looking statement. The companies assume no obligation to update any forward-looking statement as a result of new information or developments, except as may be required by securities laws.

     Source: Metropolitan Mortgage & Securities Co., Inc.

# # #

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT SECURITIES, INC.

Date: February 3, 2004	By:	/s/ William A. Smith

William A. Smith, President